                                                                   Exhibit 10.53

                       FAIRCHILD EXECUTIVE INCENTIVE PLAN

                            OBJECTIVE AND STRUCTURE.

     FSC established the 1997 Executive Officer Incentive Plan Agreement (the "Plan") effective as of March 11, 1997. This document is an amendment and complete restatement of the Plan, effective June 1, 1998. Benefits earned with respect to any Award Period for which an Award is declared on or after that June 1, 1998 effective date shall be determined and governed exclusively by the Plan as set forth in this document, or as amended hereafter.

     The Plan is designed to help retain executive officers of the Company and to reward them for contributing to the success and profitability of the Company. These objectives are accomplished by making incentive awards under the Plan and providing Participants with a proprietary interest in the growth and performance of the Company. The Plan is an unfunded plan for a select group of management or highly compensated employees so as to be substantially exempt from ERISA.


                                   ARTICLE I
                                  Definitions

                        Whenever used in the Plan, unless otherwise indicated, the following terms shall have the respective meanings set forth below:


Award: The amount, if any, to be paid to a Plan Participant for a particular Award Period.

Award Date:             There are two Award Dates for each fiscal year of the
                        Company. The first is the later of:

                        (i) sixty (60) days after the end of the Company's second fiscal quarter, or

                        (ii) fifteen (15) days after consolidated financial
                             statements for that fiscal quarter (and through the first two fiscal quarters of the year) are completed and accepted by the Company.

                        The second Award Date is the later of:

                        (i) sixty (60) days after the end of the Company's fourth fiscal quarter, or

                        (ii) fifteen (15) days after consolidated financial
                             statements for that fiscal quarter (and through the third and fourth fiscal quarters of the year) are completed and accepted by the Company.

Award Period:           The annual period of performance that precedes the
                        Award Date and on which the Award is based. Unless
                        otherwise provided in this Plan, the Award Period
                        is the Company's fiscal year.
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                                      -2-


Base Salary:

                 The annualized rate of base remuneration payable to the Participant from the Company as of the end of the applicable Award Period, excluding all overtime, shift differentials, bonuses, fringe benefits and extraordinary items.

Company:

                 FSC Semiconductor Corporation ("FSC") or any corporate successor or assign which adopts or assumes the Plan. The term "Employer," as used herein, shall refer to the Company, to Fairchild Semiconductor Corporation and to any other subsidiary or affiliate of FSC which adopts the Plan with the approval of FSC.

Committee:

                 The Plan administrator shall be a committee consisting of the Chief Financial and Chief Administrative officers of the Company. The Committee shall be responsible for the administration of the Plan, as provided in Article 10 below, but may delegate routine administrative or clerical duties to one or more officers or employees of the Company. Only if and to the extent required to satisfy Rule 16(b)-3 under the federal Securities and Exchange Act of 1934, as amended, the Committee shall be the entire Board of Directors of FSC or a subcommittee designated by that Board consisting of at least two non-employee members of that Board.

Disability:
                    Inability to perform executive-level services for the Company, combined with eligibility to receive disability benefits under the standards used by the Company's long-term disability benefit plan.

Executive:
                    An officer of the Company or of any Employer who is (or would be if that employer had a publicly-traded class of equity securities) subject to regulation under the reporting and insider liability provisions of Section 16 of the Securities and Exchange Act of 1934, as amended. Only Executives shall be eligible to participate in the Plan and only by selection in accordance with Article 4.

Extraordinary
Occurrence:         Events that, in the opinion of the Committee, are beyond
                    the significant influence of Plan Participants or any Employer and cause a significant unintended effect, positive or negative, on Company or Employer operating and financial results.

Participant:
                    An Executive who at the time shall be designated as a Participant in accordance with the provisions of Article 4.

Performance
Goals: Levels of performance shall be set in accordance with one or more financial and strategic goals developed by the Committee with respect to any one or more Executives and, if desired by the Committee, for any division, department, or other business unit or management group within any Employer. For each goal, up to five levels of performance may be set, as follows:

                    (iii) Threshold--The minimum acceptable level of performance for Award may be earned on a particular Performance Goal; generally, achieving 50% or more of the Target level performance.
which an

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                                      -4-

          (iv) Target--Good performance, usually set at a level equal to the Strategic Business Plan for financial measures (i.e., achieving 100% of the goal), reflecting a degree of difficulty which has a reasonable probability of achievement.

          (v) Stretch--Better than Target performance and reflecting a degree of difficulty with only a moderate probability of achievement; generally, achieving at least 150% of the Target level of performance.

          (vi) Best Expected--Exceptional performance far exceeding the Target level because of the great degree of difficulty and the limited probability of achievement; generally, achieving at least 200% of the Target level of performance.

          (vii) Beyond Best Expected--Extraordinary performance; generally achieving at least 250% of the Target level of performance or 125% of the Best Expected level, whichever is greater.

          A Participant's Award shall be determined, when applicable, based on a weighted average level of performance for all Performance Goals applicable to that Participant for the Award Period, in accordance with Articles 5 and 6.

Target Award:

          The Award, expressed as a percentage of Base Salary, that may be earned by a Participant for achievement of the Target level of performance.

                                   ARTICLE 2

                                 Effective Date

     The Plan was originally established effective on March 11, 1997, which was the closing date of the reorganization of the three Fairchild divisions of National Semiconductor Corporation (the Discrete, Logic and Memory divisions) pursuant to the Agreement and Plan of Recapitalization between Sterling Holding Company, LLC and National Semiconductor Corporation, dated January 31, 1997. This amendment and complete restatement of the Plan is effective June 1, 1998 and applies to any Award declared on or after that date.


                                   ARTICLE 3
                             Eligibility Conditions

     A. Eligibility. Eligible Executives must be selected and approved by the Committee as a condition for participation in the Plan. A list of Participants, as in effect from time to time, shall be maintained as attached Schedule A to the Plan.

     The nomination and approval process shall apply anew for each Award Period, but only Executives whose participation status has changed (i.e., new Participants and dropped Participants) shall be notified of that change in their status under the Plan. Participants will be notified of their Target Award level during their initial Award Period and will be notified of subsequent changes in that level as appropriate.

     Newly hired and newly promoted Executives who are approved for participation shall commence participation in the Plan as of the effective date set by the Committee when their participation was approved. Participants who commence participation effective after an Award Period has started shall receive a prorated Award for that Award Period based on their relative length of time of participation in the Plan for that Award Period.

     A Participant who is no longer an Executive in a position covered by the Plan, or who has been and remains dropped from participation in the Plan, as of the last day of an Award Period will not be eligible for any Award under the Plan for that Award Period, except as provided in Article 7 below.

     B. Target Award Levels. Each Participant will be assigned one or more Target Award levels, each expressed as a percentage of Base Salary. Target Award levels may vary between Participants, regardless of their position. Target Award levels shall be set forth in attached Schedule A, as in effect from time to time.

     In the event that a Participant changes positions during an Award Period (whether due to promotion, demotion or other reasons) and the change causes a change in his or her Target Award level, his or her Award Period shall be based on the Target Award level attributable to his or her position as of the close of the Award Period, without regard to any other levels in which he or she participated during the Award Period, except as provided in Section 5.F. below.

     The Committee has sole discretion to change any Participant's Target Award level up or down, even absent a change in the Participant's position, to another Target Award level. In that event, the Participant's Award for that Award
Period will be based on the Target Award level in effect for him or her as of the close of the Award Period, without regard to any other Target Award level is which he or she participated during the Award Period.

     C. Calculation. Awards under the Plan will be calculated using the Participant's Base Salary in effect at the end of the Award Period. Participants who take an unpaid leave of absence during an Award Period will have their Awards for that Award Period reduced on a prorata basis to reflect the proportionate duration of that absence within the Award Period, except as otherwise required by applicable law.

     D. Payment. Awards under the Plan will be paid in cash on or about each annual Award Date for which an Award is declared by the Committee. However, Participants are eligible to elect to defer payment of their Award in accordance with the terms of Article 8 below.

                                   ARTICLE 4

                             Plan Performance Goals


     A. Purpose. While the Target Award level a Participant is eligible for relates to the percentage of Base Salary the Participant may receive as a cash Award under the Plan, the proportion of the Target Award level that becomes payable as an Award depends upon financial performance relative to the applicable Performance Goal(s) for the Award Period. Thus, the Company's Board of Directors will establish Performance Goals for each Award Period. The Performance Goals may include Employer-wide, multiEmployer-wide and business unit-targeted goals for financial performance, which may vary between Participants and between business units as such business units are selected and defined for this purpose by that Board. Those Performance Goals, as established from time to time, will be set forth in attached Schedule B, which is hereby incorporated as part of the Plan.

     B. Levels. Each Performance Goal will have a defined Threshold, Target and Stretch level of performance. Best Expected and Beyond Best Expected levels of performance may also be declared for one or more Performance Goals in the discretion of the Committee. Generally speaking, achievement of a Threshold level of performance will earn an Award of 50% of the Target Award level; achievement of a Target level of performance will earn an Award of 100% of the Target Award level; achievement of a Stretch level of performance will earn an Award of 150% of the Target Award level; achievement of a Best Expected level of performance will earn an Award of up to 200% of the Target Award level for that Award Period; and achievement of a Beyond Best Expected level of performance will earn an Award of up to 250% of the Target Award level for that Award Period; subject to Plan conditions, limits and adjustments.

     C. Multiple Goals and Weighting. A Participant may be subject to multiple Performance Goals. The Committee will determine the weighting of each Performance Goal in order to determine the overall level of performance such Participant will be credited with for the Award Period. The weighted average of the scoring on the applicable Performance Goals, as calculated by the Committee, will determine the performance level for each Participant.

     D. Interpolating Awards. As a general rule, a Threshold performance level must be achieved in order for any Awards to be paid, but the Committee has discretion both to declare Awards even if the Threshold level of performance is not met and not to declare Awards even if the Threshold level of performance is met. In the former case an Award of less than 50% of the Target Award level could be declared. If performance falls between two established levels, the Committee will decide how much of an Award to declare. For example, a level of performance that exceeded the Target level but did not reach the Stretch level could generate an Award anywhere from 100% to 150% of the Target Award level, to be determined in the Committee's discretion. If performance in excess of the Stretch level is achieved, an Award may be declared at the Best Expected performance level, which could be up to 200% of the Target Award level, but payment of Awards beyond the Stretch (150% of Target Award) level is subject to Committee discretion.

     E. Extraordinary Events. Under exceptional circumstances, revisions to Performance Goals may be made by the Committee, with Board approval, during the Award Period if the business environment or key planning assumptions change significantly from conditions assumed at the start of the Award Period. In addition, Performance Goals, performance scales, and Awards may be adjusted in the event the Committee determines there has been an Extraordinary Occurrence during the Award Period that:

          (i)   affects one or more Performance Goals;

          (ii)  unreasonably distorts Award calculations; or

          (iii) results in undue benefit or detriment to any Plan Participants.

Adjustments under the preceding sentence will be made solely for the purpose of neutralizing the effect of the Extraordinary Occurrence.

     F. Participant Moves. In the event that a Participant changes Employers or business units during the Award Period, the Participant's goals will be changed, if necessary, to reflect that of the new Employer or business unit. The Participant's Award, if any, will then be prorated to reflect both:

          (i) the performance achieved by and Targets assigned to each Employer or business unit the Participant belonged to during the Award Period, and

          (ii) the length of time the Participant spent with each Employer or business unit during the Award Period.

                                   ARTICLE 5

                       Calculation and Payment of Awards

     A. Calculation of Awards. A Participant's Award will be calculated as a percentage of his or her Base Salary.

     B. Noteworthy Adjustments. For noteworthy cases the Committee has discretion to adjust the Awards for selected individuals based on recommendations of Company management that such individual(s) or group contributed significantly more or less toward the performance score for the Company or any other performance group.

     C. Payment. Awards, if any, will be paid in cash on or about each Award Date for which an Award is declared, subject to deferral rights under Article 8 below. A Participant on leave of absence (whether paid or unpaid) on the Award Date will not receive his or her Award unless and until he or she returns from the leave of absence.

                                   ARTICLE 6
                           Termination of Employment

     A. Effect of Termination. Termination of employment before the close of an Award Period shall disqualify a Participant from eligibility for an Award for that Award Period only if the termination is voluntary (done at the Participant's behest, not at the Company's) or is "for cause" as described in
Section 7.C. below. Thus, a Participant who incurs an involuntary termination that is not "for cause" will remain eligible for an Award for the Award Period in which his or her employment ends. Termination of employment due to the Participant's retirement, death or Disability shall be considered involuntary for purposes of the Plan.

     B. Surviving Beneficiaries. Unless local law or regulation provides otherwise, payment of Awards made upon termination of employment by death, or on behalf of a Participant who dies prior to receiving the Award, shall be made on the Award Date to:

          (i) any surviving beneficiaries designated by the Participant (in equal shares to each, unless otherwise designated by the Participant); if none, then

          (ii) to a legal representative of the Participant; if none, then

          (iii) to the person(s) entitled thereto as determined by a court of competent jurisdiction.

The written consent of the Participant's spouse shall be required before the designation of a beneficiary other than that spouse will be valid.

     C.   Termination for Cause.

     Notwithstanding any other provisions of the Plan to the contrary, the right of a Participant to receive an Award under the Plan shall be forfeited if the Participant's employment is terminated for cause. For this purpose, the term "cause" shall mean that the Board of Directors of FSC (where the President, Chief Financial Officer or Chief Administrative Officer of FSC is being terminated) or the Committee (in all other cases) has determined, in its sole judgment, that any one or more of the following has occurred:

          (i) The Participant is considered to have engaged in conduct that has had or could have an adverse effect on an Employer, including (but not limited to): endangering the welfare of the public or other employees; misappropriation or misuse of Employer funds, property or confidential information; interference with any of the Employer's relationships with customers, suppliers and others; insubordination; gross negligence; dishonesty or criminality;

          (ii) The Participant is considered to have breached any material terms and conditions of employment, such as any Employer policy regarding safety, security, confidentiality, courtesy, attendance, new ideas or inventions, other business activity, or any other Employer policy deemed material under the circumstances;

          (iii) The Participant is considered to have breached, in any material respect, any agreement with the Employer (including affiliates and business units) regarding any terms and conditions relating to his employment or separation from employment; or

          (iv) For reasons of poor job performance, attitude, lack of skills or other inability to perform the duties expected of him in a satisfactory manner, it is determined at an appropriate level by the Employer that the Participant's employment should not continue.

A Participant's Award will be forfeited for any of the reasons in (i) through
(iii) above regardless of whether such conduct by the Participant is discovered prior to or subsequent to the Participant's termination of employment or payment of an Award. If an Award has been paid in connection with a termination for cause or under any other circumstances where the recipient was not entitled to all or part of the Award, it shall be repaid (or the excess portion shall be repaid) to the Company, upon request, by the Participant.

                                   ARTICLE 7
                               Deferral of Awards

      A. Timing. Except to the extent prohibited by applicable law and regulations, a Participant may elect to make an irrevocable election to defer receipt of all or any portion of any Award in accordance with this Article
8. Such Notice of Deferral Election must be completed at least thirty (30) days before the end of the Award Period. Notices of Deferral Election are not self-renewing and must be completed for each Award Period if deferral if desired for the applicable Award Period.

     B. Deferral Accounts. For each Participant who elects a deferral, the Company will establish and maintain book entry accounts which will reflect the deferred Award and any interest credited to the Participant's account. Each Participant with a deferral account under this Article shall have an unsecured claim for benefits from the Company, in accordance with Section 8.J. below. The Company shall, if it so desires, be entitled to reimbursement from any Employer for any benefits paid under this Plan to, or on behalf of, any Executive who is or was employed by that Employer.

     C. Interest. For deferred Awards, Participant deferral accounts will be credited on each Award Date with the annual rate of return earned by the Fidelity U.S. Bond Index Fund for the most recent annual Fund year (or other appropriate annual measuring period), ending on or before that Award Date, as determined by the Committee based on such reports as it shall find acceptable from time to time. If a Participant's Award is distributed on other than an Award Date, the Participant's Account will be credited with interest until the date of distribution.

     D. Distribution. A Participant will become entitled to receive any deferred Award, plus credited interest thereon, as of the earlier of the Participant's termination of employment for any reason (including, but not limited to, Disability, sale of the Participant's business unit, or death) or a date pre-selected more than twelve (12) months in advance by the Participant. The account balance will be paid in a lump sum in the month following the earlier of the Participant's termination of employment for any reason or the pre-selected date, unless installment payments have been elected by the Participant. To elect installment payments, a Participant who has previously elected to defer an Award may irrevocably elect (such election to be valid only if made more than twelve (12) months prior to the Participant's termination of employment date) to have the balance of the deferred Award, plus credited interest thereon, paid to the Participant in periodic annual installments over a period of not more than ten (10) years. Payments shall commence in the month following the Participant's termination of employment and shall be made annually by the Company on a day each year that is within thirty
(30) days of the anniversary of the Participant's termination of employment. If a Participant has requested installment payments and dies either before or after distribution has begun, the unpaid balance will be paid in a lump sum in the month following the Participant's death.

     E. Hardship. Payment of part or all of any deferred Awards may be accelerated in the case of severe hardship, which shall mean an emergency or unexpected situation in the Participant's financial affairs, including, but not limited to, illness or accident involving the Participant or any of the Participant's dependents. All payments in case of hardship must be specifically approved by the Committee.

     F. Loans. No Participant may borrow against his or her account.

     G. Beneficiaries. Except to the extent prohibited by applicable law and regulations, the Participant may designate one or more beneficiaries to receive distribution from the Participant's deferral account in the event of the Participant's death. The Participant's beneficiary may be changed without the consent of any prior beneficiary, except as follows: if the Participant is married at the time of designation, the Participant's spouse must consent to the beneficiary designation and the Participant's spouse must consent to any subsequent change in beneficiary. If no beneficiary is chosen or the beneficiary does not survive the Participant, the Award will be paid in accordance with Section 8.C. of the Plan or as otherwise required by applicable law or regulation.

     H. Status of Plan. This Plan constitutes an unfunded plan of deferred compensation. As such, any amounts payable hereunder will be paid out of the general corporate assets of the Company and shall not be transferred into a trust or otherwise set aside. All accounts under the Plan will be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company. The Participant will be considered a general creditor of the Company and the obligation of the Company is purely contractual and shall not be funded or secured in any way.

                                   ARTICLE 8

                        INTERPRETATIONS AND RULE-MAKING

     The Committee shall have the right and power to exercise the following duties, in its sole discretion:

                   (i) interpret the provisions of the Plan,
                       and resolve questions thereunder, which
                       interpretations and resolutions shall be final and conclusive;

                  (ii) adopt such rules and regulations with regard
                       to the administration of the Plan as it deems necessary in its discretion; and

                                      -14-
          (iii) generally take all action to administer the operation of the Plan.

     The Committee may delegate any of its rights and duties under this Plan to one or more officers or employees of the Company, or to an outside service provider, but Section 11.F. below shall not apply to any such outside service provider.

                                   ARTICLE 9

             Declaration of Incentives, Amendment or Discontinuance

     The Company's Board of Directors, acting within its sole discretion, may:

          (i) determine, on or before an Award Date, not to make Awards, and to modify the amount of any Award, to any or all Participants for the related Award Period; provided such action is taken only as needed to protect the Company's financial position or to discipline a Participant for work-related misconduct;

          (ii) make any written modification or amendment to the Plan for any or all Participants; or

          (iii)     discontinue the Plan for any or all Participants.

Any amendment or termination of the Plan shall be in writing and adopted by action of that Board, approved by a majority of its members.

                                   ARTICLE 10


                                 Miscellaneous

     A. Except through beneficiary designations, no right or interest in the Plan is transferable or assignable except by will or the laws of descent and distribution.

      B. Participation in this Plan does not guarantee any right to continued employment, and the Employers reserve the right to dismiss Participants for any reason whatsoever. Participation in the Plan for any Award Period does not guarantee the Participant the right to participation in the Plan for any subsequent Award Period.

      C. The Company shall deduct from all Awards under this Plan any taxes or other amounts required by law to be withheld with respect to Award payments. Employment taxes, such as FICA and FUTA, shall be deducted from Participants' deferred accounts as of the close of each taxable year as and to the extent required by applicable law and regulations.

      D. Maintenance of financial information relevant to measuring performance during the Award Period will be the responsibility of the Chief Financial Officer of the Company.

      E. The provisions of the Plan shall not limit, or restrict, the right or power of the Company's Board of Directors to adopt such other plans or programs, or to make salary, bonus, incentive, or other payments, with respect to compensation of Executives, as in its sole judgment it may deem proper.

      F. No member of the Committee or the Company's Board of Directors, nor any officer, employee, or agent of the Company, shall have any liability to any person, firm, or corporation based on or arising out of this Plan.

     G    This Plan shall be governed by the laws of the State of Maine.

     IN WITNESS WHEREOF, this amendment and complete restatement of the Fairchild Executive Incentive Plan, having been first duly adopted, is hereby
executed below on this    day of           , 1998, to take effect on June 1,
1998 as provided herein.

                                   FSC SEMICONDUCTOR CORPORATION

                              By:
                                   ----------------------------------------


                                   ADMINISTRATIVE COMMITTEE

                              By:
                                   ----------------------------------------


                              By:
                                   ----------------------------------------

                       FAIRCHILD EXECUTIVE INCENTIVE PLAN

                     Schedule A--As Effective June 1, 1998
                  List of Participants and Target Award Levels
                  List of Participants and Target Award Levels

Name of Participant                      Title                   Target Award Level*
-------------------                      -----                   -------------------

     Kirk P. Pond                  President and CEO                   90%

     Joseph R. Martin              Executive Vice President and        65%
                                   Chief Financial Officer

     Daniel E. Boxer               Executive Vice President,           60%
                                   Chief Administrative Officer,
                                   General Counsel and Secretary

     W. Wayne Carlson              General Manager and                 50%
                                   Executive Vice President

     Jerry Baker                   General Manager and                 50%
                                   Executive Vice President

     Keith Jackson                 General Manager and                 50%
                                   Executive Vice President

     Darrell Mayeux                Senior Vice President-               50%
                                   Worldwide Sales

* As a percentage of Base Salary

                       FAIRCHILD EXECUTIVE INCENTIVE PLAN
                    Schedule B--As Effective June 1, 1998
                               Performance Goals

                                   FAIRCHILD
                            EXECUTIVE INCENTIVE PLAN

                  Amended and Restated Effective June 1, 1998

                               TABLE OF CONTENTS

                                                                      Page
        Objective and Structure                                         1
Article 1.  Definitions                                                 1
Article 2.  Effective Date                                              4
Article 3.  Eligibility Conditions                                      4
        A.  Eligibility                                                 4
        B.  Target Award Levels                                         4
        C.  Calculation                                                 5
        D.  Payment                                                     5
Article 4.  Performance Goals                                           5
        A.  Purpose                                                     5
        B.  Levels                                                      6
        C.  Multiple Goals and Weighting                                6
        D.  Interpolating Awards                                        6
        E.  Extraordinary Events                                        6
        F.  Participant Moves                                           7
Article 5.  Calculation and Payment of Awards                           7
        A.  Calculation of Awards                                       7
        B.  Noteworthy Adjustments                                      7
        C.  Payment                                                     7
Article 6.  Termination of Employment                                   8
        A.  Effect of Termination                                       8
        B.  Surviving Beneficiaries                                     9
        C.  Termination for Cause                                       9
Article 7.  Deferral of Awards                                         10
        A.  Timing                                                     10
        B.  Deferral Accounts                                          10
        C.  Interest                                                   10
        D.  Distribution                                               10
        E.  Hardship                                                   11
        F.  Loans                                                      11
        G.  Beneficiaries                                              11
        H.  Status of Plan                                             12
Article 8.  Interpretations and Rule-Making                            12

Article 9.     Declaration of Incentives, Amendment or Discontinuance         12

Article 10.    Miscellaneous                                                  13

        Schedule A - List of Participants and Target Award Levels

        Schedule B - Performance Goals